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                                                                    EXHIBIT 10.9

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT ("Agreement") dated as of May 1, 1996 by and between AMF Holdings Inc., a Delaware corporation ("Holdings"), and Charles M. Diker (the "Director"), who is presently a nonemployee director of Holdings.

                  WHEREAS, pursuant to Holdings' 1996 Stock Incentive Plan (the "Plan"), the Executive Committee of the Board of Directors of Holdings (the "Board") has decided to award stock options on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.       Definitions.

                  As used in this Agreement, the following terms shall have the meanings ascribed to them below. Any capitalized term used in this Agreement and not defined herein shall have the meaning ascribed to it in the Plan.

                  1.1. "AMF Group Holdings Inc." shall mean AMF Group Holdings Inc., a Delaware corporation.

                  1.2. "AMF Group Inc." shall mean AMF Group Inc., a Delaware corporation.

                  1.3.  "Buy-Out Note" shall have the meaning set forth in
Section 3.3.

                  1.4. "Common Stock" shall mean the common stock, par value $0.01 per share, of Holdings, subject to adjustment pursuant to the third paragraph of Section 3 of the Plan, under certain circumstances.

                  1.5. "Disability" shall mean that the Director has been unable, for a period of (A) 90 consecutive days or (B) an aggregate of 180 days in a period of 365 consecutive days, to perform his duties as a director of Holdings, as a result of physical or mental illness or injury.

                  1.6. "Employment" shall mean service as a director of Holdings.


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                  1.7.  "Options" shall have the meaning set forth in
Section 2.1.

                  1.8. "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department thereof) or other entity.

                  1.9. "Plan Shares" shall mean the shares of Common Stock acquired upon exercise of the Options.

                  1.10. "Stockholders Agreement" shall mean the Stockholders Agreement, dated April 30, 1996, between Holdings and certain stockholders of Holdings, as amended from time to time.

                  In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

2.       Grant and Terms of Options.

                  2.1. Grant of Options. Holdings hereby grants to the Director 100,000 nonqualified stock options (the "Options") to purchase one share of Common Stock per Option on the terms and conditions set forth below, and in reliance upon the representations and covenants of the Director set forth below. Unless sooner exercised or forfeited as provided for in the Plan or this Agreement, the Options shall expire on the tenth anniversary of the date of this Agreement.

                  2.2. Exercise Price. The exercise price of the Options is $10 per share of Common Stock subject thereto (the "Exercise Price").

                  2.3. Exercisability. The Options shall vest and become exercisable according to the following schedule:

                                                       Number of
                         Date                        Vested Options
                      ----------                     --------------
                  Date of this Agreement                33,333
                  First Anniversary of
                    this Agreement                      66,666
                  Second Anniversary
                    of this Agreement                  100,000


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Options that have become exercisable shall remain exercisable until they terminate as set forth below. Holdings shall not cash-out the Common Stock issued upon exercise of the Options pursuant to Section 5(g) of the Plan without the Director's consent.

3.       Plan Shares.

                  3.1. Transferability of Plan Shares and Options. The Director shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Plan Shares or Options, except as provided in the Plan, Sections 3.2 and 3.3 of this Agreement or, in the case of Plan Shares, as provided in Sections 2.3,
2.4 and 2.5 of the Stockholders Agreement.

                  Any transfer of Plan Shares otherwise permitted pursuant to this Agreement shall remain subject to the terms of the Stockholders Agreement, and shall not be permitted other than in accordance with the terms thereof, notwithstanding any provision of this Agreement that would otherwise permit such transfer.

                  3.2. Call Option. If, prior to the consummation of an Initial Public Offering, the Director's Employment is terminated voluntarily (which shall not include any termination due to Disability) by the Director for any reason, Holdings shall have the right, at its election, to purchase the Director's Plan Shares within 6 months after the date of termination at a price equal to the Fair Market Value of such Plan Shares determined as of the date of termination. Holdings shall pay the purchase price in cash. Holdings may, in its discretion, assign its rights and obligations under this Section 3.2 to any other Person, but no such assignment shall relieve Holdings of its primary obligations hereunder to the extent not satisfied by such assignee.

                  3.3. Put Option. If, prior to the consummation of an Initial Public Offering, the Director dies or if the Director's Employment is terminated by Holdings and its Affiliates due to a Disability or for any other reason (including, without limitation, failure to reelect or nominate the Director, other than at the Director's instance), the Director or the Director's legal representative, as the case may be, shall have the right, within three months after such event (or one year if the event is the Director's death), to require Holdings to purchase the Director's Plan Shares at a price equal to (A) in the case of such death or Disability, the Fair Market Value thereof determined as of the date of such termination and (B) in the case of termination by Holdings and its Affiliates for any other reason, the product of


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(x) the number of Plan Shares and (y) $10 (subject to adjustments, to the extent appropriate, to reflect any adjustment to the Plan Shares made pursuant to the third paragraph of Section 3 of the Plan). To the extent the funds for such purchase are permitted under the indebtedness of Holdings and its Affiliates and under applicable law to be dividended to Holdings from AMF Group Inc.
(indirectly by a dividend from AMF Group Inc. to AMF Group Holdings Inc. and then by a dividend from AMF Group Holdings Inc. to Holdings, or otherwise in accordance with Holdings' then existing corporate structure (collectively, an "AMF Group Dividend")), Holdings shall pay the purchase price in cash. Holdings shall fund any amount not permitted to be funded through an AMF Group Dividend by a Buy-Out Note (as defined hereafter). A "Buy-Out Note" is an unsecured promissory note of Holdings or a direct or indirect subsidiary thereof which shall have a stated maturity of 5 years, shall accrue interest at seven percent per annum, shall be prepayable at the option of Holdings or such subsidiary at any time, in whole or in part, at its principal amount plus accrued and unpaid interest, and shall accelerate upon the earlier of a Change in Control or the consummation of an Initial Public Offering. Holdings may, in its discretion, assign its rights and obligations under this Section 3.3 to any other Person, but no such assignment shall relieve Holdings of its primary obligations hereunder to the extent not satisfied by such assignee.

                  3.4. Expiration of Restrictions Upon Initial Public Offering. Holdings' right to purchase the Director's Plan Shares under Section 3.2, and the Director's right to require Holdings to purchase his Plan Shares under
Section 3.3, shall terminate on the effectiveness of an Initial Public Offering. Any restrictions under the Stockholders Agreement shall be governed by the terms thereof and shall survive the termination of the transfer restrictions pursuant to this Section 3.

4.       Director's Representations, Warranties and Agreements.

                  In connection with the exercise of any Options, the Director shall make to Holdings, in writing, such representations, warranties and agreements in connection with such exercise and investment in shares of Common Stock as the Committee shall reasonably request.

5.       Successors.

                  5.1. This Agreement is personal to the Director and, without the prior written consent of Holdings, shall not be assignable by the Director otherwise than (i) by will or the laws


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of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). This Agreement shall inure to the benefit of and be enforceable by the Director's legal representatives.

                  5.2. This Agreement shall inure to the benefit of and be binding upon Holdings and its successors and assigns.

                  5.3. Holdings shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of Holdings expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that Holdings would have been required to perform it if no such succession had taken place (or by substituting for such Options new options, based upon the stock of such successor, having an aggregate spread between the Fair Market Value of the underlying stock and the Exercise Price thereof, and the same term, immediately after such substitution, equal to the spread on, and the term of, such Options immediately before such substitution); provided, however, that Holdings or such successor may, at its option, at the time of or promptly after such Acquisition, terminate all of its obligations hereunder with respect to the Options by paying to the Director or the Director's successors or assigns an amount equal to the product of (i) the number of Options and (ii) the Fair Market Value per share of the shares underlying such Options at the time of such Acquisition less the amount of such Options' exercise price (but not in excess of such Fair Market Value per share), in either case, in exchange for the Director's Options. As used in this Agreement, "Holdings" shall mean both Holdings as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

6.       Miscellaneous.

                  6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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                  6.2. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed if to the Director, at the address set forth on the signature page hereto, and if to Holdings: c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: David J. Greenwald, Esq., or to such other address as either party furnishes to the other in writing in accordance with this Section
6.2. Notices and communications shall be effective when actually received by the addressee.

                  6.3. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  6.4. No later than the date as of which an amount first becomes includible in the gross income of the Director for federal income tax purposes with respect to any Options, the Director shall pay to Holdings, or if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of Holdings under the Plan shall be conditional on such payment or arrangements, and Holdings and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Director. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

                  6.5. The Director's or Holdings' failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  6.6. The Options are granted pursuant to the Plan which is incorporated herein by reference and the Options shall, except as otherwise expressly provided herein, be governed by the terms thereof. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Director and Holdings each acknowledges that this Agreement (together with the Stockholders Agreement, the Plan and the other agreements referred to


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herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                 AMF HOLDINGS INC.

                                                 By: /s/ Richard A. Friedman
                                                    ----------------------------
                                                    Name:  Richard A. Friedman
                                                    Title:  President
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                                                    /s/ Charles Diker
                                                    Charles M. Diker
                                                    Charles M. Diker Associates
                                                    One New York Plaza
                                                    31st Floor
                                                    New York, New York  10004